CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of UMB Scout Funds on Form N-1A of our report dated August 13, 2008, on our audits of the financial statements and financial highlights of UMB Scout Funds (comprising the UMB Scout Stock Fund, UMB Scout Mid Cap Fund, UMB Scout Small Cap Fund, UMB Scout International Fund, UMB International Discovery Fund, UMB Scout Bond Fund, UMB Scout Money Market Fund - Federal Portfolio, UMB Scout Money Market Fund - Prime Portfolio and UMB Scout Tax-Free Money Market Fund) as of June 30, 2008, and for the year then ended, which report is incorporated by reference into this Registration Statement. We also consent to the reference to our firm under the heading "Financial Statements" appearing in the Statement of Additional Information, which is part of this Registration Statement.

                                                       /s/ BKD, LLP
                                                       ------------

Houston, Texas
October 28, 2008